Exhibit 5.1

12670 High Bluff Drive San Diego, California 92130 Tel: +1.858.523.5400 Fax: +1.858.523.5450 www.lw.com

March 16, 2021	FIRM / AFFILIATE OFFICES
	Beijing Boston Brussels Century City Chicago Dubai Düsseldorf Frankfurt Hamburg Hong Kong Houston London Los Angeles Madrid Milan	Moscow Munich New York Orange County Paris Riyadh San Diego San Francisco Seoul Shanghai Silicon Valley Singapore Tokyo Washington, D.C.

Viasat, Inc.

6155 El Camino Real

Carlsbad, California 92009

Re: Registration Statement No. 333-252618 on Form S-4; 4,490,347 shares of common stock, par value $0.0001 per share

Ladies and Gentlemen:

We have acted as special counsel to Viasat, Inc., a Delaware corporation (the “Company”), in connection with the proposed issuance of up to 4,490,347 shares of common stock, par value $0.0001 per share (the “Shares”), of the Company.

The Shares are included in a registration statement on Form S-4 under the Securities Act of 1933, as amended (the “Act”), initially filed with the Securities and Exchange Commission (the “Commission”) on February 1, 2021 (Registration No. 333-252618) (as amended, the “Registration Statement”), in connection with that certain Agreement and Plan of Merger, dated as of December 20, 2020 (the “Merger Agreement”), by and among the Company, Royal Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), and RigNet, Inc., a Delaware corporation (“RigNet”), pursuant to which Merger Sub will merge with and into RigNet, with RigNet continuing as the surviving company and a wholly owned subsidiary of the Company. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus (the “Prospectus”), other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein only with respect to the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to any other laws.

March 16, 2021

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the applicable RigNet stockholders, and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Registration Statement and the Merger Agreement, the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and non-assessable.

In rendering the foregoing opinion, we have assumed that (i) prior to the delivery of any Shares, the Registration Statement will have been declared effective under the Act and that the registration will apply to all of the Shares and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity of the issuance of such Shares, and (ii) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” We further consent to the incorporation by reference of this letter and consent into any registration statement or post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) with respect to the Shares. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP